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Exhibit 10.24

Schedule of 2008 Executive Officer Compensation

        The following sets forth the annual salary and target bonus, expressed as a percentage of annual salary, for our executive officers as of the date of filing of the Form 10-K to which this exhibit relates:

Name	Title	Annual Salary	Target Award %
Paul S. Viviano	Chairman and Chief Executive Officer	$515,000	85%
Michael F. Frisch	Executive Vice President and Chief Operating Officer	$280,000	75%
Howard K. Aihara	Executive Vice President and Chief Financial Officer	$275,000	75%
Eli H. Glovinsky	Executive Vice President, General Counsel and Secretary	$280,000	65%
Christopher J. Joyce	Executive Vice President, Mergers and Acquisitions	$240,000	65%
Nicholas A. Poan	Senior Vice President, Corporate Finance, and Chief Accounting Officer	$185,000	60%

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  Exhibit 10.24
Schedule of 2008 Executive Officer Compensation